Exhibit (k)(7)

EXECUTION COPY

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

$50,000,000 4.00% Series C Senior Unsecured Notes due March 22, 2022

NOTE PURCHASE AGREEMENT

Dated March 22, 2012

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Section 22.	MISCELLANEOUS	33

Section 22.1.	Successors and Assigns	33
Section 22.2.	Payments Due on Non-Business Days	33
Section 22.3.	Accounting Terms	33
Section 22.4.	Severability	34
Section 22.5.	Construction, Etc.	34
Section 22.6.	Counterparts	34
Section 22.7.	Governing Law	34
Section 22.8.	Jurisdiction and Process; Waiver of Jury Trial	34

SCHEDULE A	—	Information Relating to Purchasers

SCHEDULE B	—	Defined Terms

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Indebtedness

EXHIBIT 1	—	Form of 4.00% Series C Senior Unsecured Notes due March 22, 2022

EXHIBIT 4.4(a)	—	Form of Opinion of Special Counsel to the Company

EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel to the Purchasers

EXHIBIT 13.1	—	Form of Legend

EXHIBIT 14.3	—	Form of Agency Agreement

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KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

$50,000,000 4.00% Series C Senior Unsecured Notes due March 22, 2022

March 22, 2012

TO EACH OF THE PURCHASERS LISTED IN

            SCHEDULE A HERETO:

Ladies and Gentlemen:

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC., a Maryland corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.            AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its senior notes consisting of $50,000,000 aggregate principal amount 4.00% Series C Senior Unsecured Notes due March 22, 2022 such term to include any such notes issued in substitution therefor pursuant to Section 13, the “Notes”).

The Notes shall be substantially in the form set out in Exhibit 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

The Notes shall bear interest from the date of issuance at a fixed rate equal to 4.00% per annum payable semiannually on the 3rd day of each March and September in each year (commencing September 3, 2012) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Default Rate until paid. Interest shall be subject to adjustment in accordance with Section 8.7.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.            SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.            CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603-4080, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on March 22, 2012 or on such other Business Day thereafter on or prior to March 23, 2012 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver or cause to be delivered to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 113-80126-10 at JPMorgan Chase Bank, N.A. / CTC, 14201 North Dallas Parkway, Second Floor (TX1-J165), Dallas, Texas 75254, ABA# 021000021; TDA/DDA# 0728109447; Account Name: JPMCB/CTC; FFC Information: P09447, for credit to account: Kayne Anderson Midstream/Energy Fund, Inc.; Ref: Private Notes. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.            CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

Section 4.3.            Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, and from Venable LLP, special Maryland counsel to the Company, together covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) assuming the required preparation, execution, delivery and filing of the applicable Federal Reserve Board forms (such as Forms U-1 and G-1 through 4) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser, and each other Purchaser, shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

Section 4.8. Private Placement Number. A private placement number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11. Rating of Notes. The Notes shall have been given a rating of not less than AAA by Fitch prior to the date of issuance thereof.

Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request and shall receive such information as may be reasonably necessary to complete any Holder Forms.

Section 4.13. Sale of MRP Shares; Satisfaction of Closing Conditions in 2012 Securities Purchase Agreement. Contemporaneously with the Closing the Company shall sell to each purchaser under the 2012 Securities Purchase Agreement and each such purchaser shall purchase the MRP Shares to be purchased by it at the Closing as provided for in the 2012 Securities Purchase Agreement. The closing conditions set forth in Section 4 of the 2012 Securities Purchase Agreement shall have been satisfied to each such purchaser’s satisfaction as provided therein.

SECTION 5.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

deliver this Agreement and the Notes and to perform the provisions hereof and thereof. The Company is a non-diversified, closed-end management investment company as such term is used in the 1940 Act.

Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. This Agreement and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company, including through its agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to February 23, 2012 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since November 30, 2011, there has been no change in the financial condition, operations, business or properties of the Company except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.4. No Subsidiaries. The Company has no Subsidiaries as of the date of Closing.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, including, without limitation, the Securities Act and the 1940 Act.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

Section 5.8. Litigation; Observance of Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) The Company is not in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority and is not in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company has filed all income tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The Company has elected to be treated as a regulated investment company under Subchapter M of the Code and has filed its tax returns consistent with this status. As a regulated investment company, the Company must satisfy certain gross income, asset diversification, and distribution requirements under the Code. Provided that such requirements are met, the Company’s federal taxable income is reduced by the amount of qualifying distributions made to shareholders, which may result in the Company having no taxable income for federal income tax purposes for a given year. As of the date hereof, the Company has not been subject to a Federal income tax audit, and no statute of limitations related to Federal income tax liabilities of the Company has run.

Section 5.10. Title to Property; Leases. The Company has good and sufficient title to its Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

Section 5.11. Licenses, Permits, Etc. The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12. Compliance with ERISA. Neither the Company nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has, at any time in the past six years, maintained, contributed to or been obligated to maintain or contribute to, any employee benefit plan which is subject to Title I or Title IV of ERISA or Section 4975 of the Code. Neither the Company nor any ERISA Affiliate is, or has ever been at any time within the past six years, a “party in interest” (as defined in section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975 of the Code) with respect to any such plan.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, more than 10 Persons, all of which were Institutional Investors, including the Purchasers, each of which has been offered the Notes or similar securities at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as permitted under the 1940 Act including for the refinancing of existing Indebtedness, making new portfolio investments and for general corporate purposes. Assuming the required preparation, execution, delivery and filing of the applicable Federal Reserve Board forms by the Purchasers (such as Forms U-1 and G-1 through 4, as applicable), each Purchaser’s purchase of the Notes specified under this Agreement will not cause a violation of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), Regulation X of said Board (12 CFR 224) or Regulation T of said Board (12 CFR 220).

Section 5.15. Existing Indebtedness. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of February 29, 2012 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company the outstanding principal amount of which exceeds $5,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

(b) The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except for the 1940 Act or as specifically indicated in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the regulations administered or enforced by the Office of Foreign Assets Control (“OFAC”) of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended from time-to-time) or any enabling legislation or executive order relating thereto (collectively, “Foreign Activities Laws”).

(b) Without limiting the foregoing, the Company (i) is not a Person described or designated in the OFAC Specially Designated Nationals and Blocked Persons List or otherwise a sanctions target pursuant to the Foreign Activities Laws (collectively, “Blocked Person”), and (ii) does not engage in any dealings or transactions with any such Blocked Person. The Company is in compliance, in all material respects, with the USA Patriot Act.

(c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

(d) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, in violation of any U.S. anti-money laundering laws.

(e) The Company (in this Section 5.16(e) the “Company” includes any successor, subunit, parent, subsidiary, or entity under common ownership or control with the Company) shall not use any proceeds of the Notes to provide goods or services in any Iranian Sector. Upon the request of any holder of Notes, the Company shall deliver to the holders of Notes within five (5) Business Days certification or evidence confirming that the Company: (i) is not providing goods or services in any Iranian Sector; and (ii) has not been placed on a list (or notified that it may be placed on a list) by any state or Governmental Authority as providing goods or services in any Iranian Sector.

Section 5.17. Status under Certain Statutes. The Company is subject to regulation under the 1940 Act. The Company is, and immediately after giving effect to the issuance of the Notes and the MRP Shares will be, in compliance with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

Section 5.18. Ranking of Obligations. The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company and senior to any mandatorily redeemable Preferred Stock issued by the Company.

SECTION 6.            REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment.

(a) Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act or the securities laws of any state or foreign jurisdiction and may be resold, transferred or otherwise disposed of only if registered pursuant to the provisions of the Securities Act and any applicable state or foreign securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

(b) Each Purchaser is duly authorized to enter into this Agreement, and the person signing this Agreement on behalf of the Purchaser is authorized to do so, under all applicable governing documents (e.g., partnership agreement, trust instrument, pension plan, certificate of incorporation, bylaws, or operating agreement). This Agreement constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Each Purchaser (and any account which is a separate legal entity contemplated in Section 6.1(a)) is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is an insurance company separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter the QPAM does not own a 10% or more interest in the Company and no person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 20% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of Title I of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.            INFORMATION AS TO THE COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver or cause to be delivered to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — within 60 days (or such shorter period as is 15 days after the mailing of the Company’s quarterly report to its stockholders) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) an unaudited balance sheet of the Company, as at the end of such quarter, and

(ii) unaudited statements of operations and changes in net assets of the Company, for the portion of the fiscal year ending with such quarter,

all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that the Company shall be deemed to have made such delivery of such quarterly financial statements if it shall have timely made such quarterly financial statements available on its home page on the worldwide web (at the date of this Agreement located at http://www.kaynefunds.com) and shall have given such holder prior notice of such availability on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”) provided, further, that the Company agrees also to deliver hard copies of such financial statements to any holder of Notes who has requested such delivery in writing within the time period required above, unless such written request was made within the last 10 days of the end of such time period, in which case, the Company will deliver such financial statements no later than 10 days after the conclusion of the time period required above;

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

(b) Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form N-CSR (the “Form N-CSR”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,

(i) a balance sheet and schedule of investments of the Company, as at the end of such year, and

(ii) statements of operations and changes in net assets of the Company, for such year,

all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form N-CSR for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), and provided, further, that the Company shall be deemed to have made such delivery of such Form N-CSR if it shall have timely made Electronic Delivery thereof provided, further, that the Company agrees also to deliver hard copies of such financial statements to any holder of Notes who has requested such delivery in writing within the time period required above, unless such written request was made within the last 10 days of the end of such time period, in which case, the Company will deliver such financial statements no later than 10 days after the conclusion of the time period required above;

(c) SEC and Other Reports — promptly upon their becoming available:

(i) one copy of each quarterly or annual financial statement, each regular or periodic report sent to the Company’s stockholders, each notice sent to the Company’s stockholders, each proxy statement and similar document filed with the SEC, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder) and each final prospectus and all amendments thereto filed by the Company with the SEC, and

(ii) if requested by a holder of Notes, each financial statement, report or notice sent by the Company to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to any NRSRO.

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

(d) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

(f) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company (including, without limitation, actual copies of the quarterly and annual reports of the Company) or relating to the ability of the Company to perform its obligations under this Agreement and under the Notes as from time to time may be reasonably requested by such holder of Notes (including any such information as may be reasonably necessary to complete any Holder Forms).

Section 7.2. Officer’s Certificate . Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate delivery of such certificate to each holder of Notes promptly upon the making of such Electronic Delivery):

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 9.7, 10.4(b), 10.4(c) and 10.6 and any Additional Covenant incorporated herein pursuant to Section 9.9 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3. Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, not more than twice each calendar year; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be reasonably requested.

SECTION 8.            PAYMENT AND PREPAYMENT OF THE NOTES

Section 8.1. Maturity and Payment. As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount and Special Optional Prepayments.

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

Section 8.2.1. Optional Prepayments of the Notes with Make-Whole Amount. The Company may, at its option, and to the extent prepayment of the Notes (specifically including the applicable Make-Whole Amount and accrued interest on the Notes) in accordance with the provisions of this Section 8.2.1 is permitted under the 1940 Act and Maryland law, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of the Notes and the Paying Agent written notice of each optional prepayment under this Section 8.2.1 not less than 12 days (or 7 days in the case of any notice of prepayment in connection with a prepayment to cure any default under Sections 9.7(a) or 9.7(b), or both) and not more than 75 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment date, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.2.2. Special Optional Prepayments. If the 1940 Act Senior Notes Asset Coverage is greater than 300%, but less than or equal to 325%, for any five (5) Business Days within a ten (10) Business Day period determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination within the ten Business Day period, the Company may, at its option, and to the extent prepayment of the Notes (specifically including the applicable Make-Whole Amount and accrued interest on the Notes) in accordance with the provisions of this Section 8.2.2 is permitted under the 1940 Act and Maryland law, upon notice as provided below, prepay all or any part of the Notes at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. Notwithstanding anything to the contrary set forth herein, the Make-Whole Amount for the Notes prepaid pursuant to this Section 8.2.2 shall be equal to two percent (2%) of the principal amount so prepaid; provided, however, that (a) the amount of Notes, to be prepaid pursuant to this Section 8.2.2 shall at no time exceed an amount which results in a 1940 Act Senior Notes Asset Coverage of more than 340% pro forma for such prepayment, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination, (b) immediately after giving effect to such prepayment, the aggregate amount of Indebtedness for borrowed money of the Company shall be less than the aggregate amount of Indebtedness for borrowed money of the Company immediately prior to such prepayment by the amount of Notes so prepaid and (c) the Company may not borrow under its revolving credit facility immediately prior to such prepayment for the purpose of financing such prepayment. The Company will give each holder of the Notes being prepaid pursuant to this Section 8.2.2 and the Paying Agent written

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

notice of each optional prepayment under this Section 8.2.2 not less than 12 days and not more than 75 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and the Make-Whole Amount due in connection with such prepayment.

Section 8.2.3. Prepayments of Notes One Month Prior to Maturity at Par. Notwithstanding anything contained herein to the contrary, so long as no Default or Event of Default exists, the Company may, at its option, upon notice as provided below redeem all of the Notes on or after the date which is 30 days prior to maturity of such Notes at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and without any Make-Whole Amount. The Company will give each holder of Notes and the Paying Agent subject to such redemption written notice of each optional prepayment under this Section 8.2.3 not less than 12 days and not more than 75 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of each Note to be prepaid on such date and the interest to be paid on the prepayment date.

Section 8.3. Allocation of Partial Prepayments. (a) In the case of each partial prepayment of the Notes pursuant to Section 8.2.1 or 8.2.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

(b) In the event the Company makes any partial prepayment of Notes and any other Senior Securities to cure any Default under Section 11(c) during the Extended 10-Day Period, the principal amount of Notes and any other Senior Securities to be prepaid shall be allocated among all of the Notes and other Senior Securities at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. Notwithstanding anything to the contrary set forth herein, the Make-Whole Amount for the Notes prepaid during the Extended 10 Day Period shall be equal to one percent (1%) of the principal amount so repaid; provided, however, that the amount of Notes and the other Senior Securities to be repaid during the Extended 10-Day Period shall at no time exceed an amount necessary for the Company to be in pro forma compliance with Section 9.7 after giving effect to such repayment.

Section 8.4. Maturity; Surrender, Status, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all of the Notes at the time outstanding upon the same terms and conditions with respect to the Notes, with respect to which there is an offer to purchase. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 50% of the principal amount of the Notes, then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount. “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2.1 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2.1 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2.1 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Adjustment Period. Without limiting the provisions of Section 9.8, in addition to all other amounts due and payable hereunder and under the Notes, the interest rate applicable to the Notes (including any Default Rate applicable thereto) shall be increased by an amount equal to 1.00% per annum during any Adjustment Period.

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

SECTION 9.            AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law. Without limiting Section 10.4, the Company will comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, ERISA, the USA Patriot Act, Environmental Laws and Foreign Activities Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Without limiting the foregoing, the Company shall remain in material compliance, at all times with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.

Section 9.2. Insurance. The Company will maintain, with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Company will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes. The Company will file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by it, to the extent the same have become due and payable and before they have become delinquent, provided that the Company need not pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2,

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

the Company will at all times preserve and keep in full force and effect all rights and franchises of the Company unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. The Company will maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, as the case may be.

Section 9.7. Asset Coverage.

(a) The Company shall maintain, as of the last day of each month, the 1940 Act Asset Coverage.

(b) The Company shall satisfy, as of each Valuation Date, the Basic Maintenance Test.

Section 9.8. Current Rating on the Notes. The Company shall at all times maintain a current rating given by a NRSRO of at least Investment Grade with respect to the Notes and shall not at any time have any rating given by a NRSRO of less than Investment Grade with respect to the Notes.

Section 9.9. Most Favored Lender Status. In the event that the Company shall at any time after the date of Closing enter into, assume or otherwise become bound by or obligated under any agreement creating or evidencing Indebtedness of the Company in excess of $10,000,000 in principal amount (other than Indebtedness permitted by Section 10.6) (a “Reference Agreement”) containing one or more Additional Covenants, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant contained in such Reference Agreement. The Company further covenants to promptly execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such Additional Covenants, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 9.9, but shall merely be for the convenience of the parties hereto.

Notwithstanding the foregoing, (A) if any Additional Covenant that has been incorporated herein pursuant to this Section 9.9 is subsequently amended or modified in the relevant Reference Agreement, such Additional Covenant, as amended or modified, shall be deemed incorporated by reference into this Agreement and replace such Additional Covenant as originally incorporated, mutatis mutandi, as if set forth fully in this Agreement, effective beginning on the date on which such amendment or modification is effective under the relevant Reference Agreement and (B) if any Additional Covenant that has been incorporated herein pursuant to this Section 9.9 is subsequently removed or terminated from the relevant Reference Agreement or the Company is otherwise no longer required to comply therewith under the relevant Reference Agreement, the Company, beginning on the effective date such Additional

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

Covenant is removed or terminated from the relevant Reference Agreement or the Company otherwise no longer required to comply with such Additional Covenant, shall no longer be or remain obligated to comply with such Additional Covenant hereunder. In the event that an Additional Covenant is amended, modified, removed or terminated pursuant to this Section 9.9 and the Company and the Required Holders previously entered into an amendment to incorporate such Additional Covenant herein, the holders of the Notes, upon the request of the Company, shall enter into an amendment to this Agreement to reflect such amendment, modification, removal or termination of such Additional Covenant; provided that the failure of the holders of the Notes and the Company to execute and deliver any such amendment shall not adversely affect the automatic incorporation of any amended or modified Additional Covenants into, or the automatic removal or termination of Additional Covenants from, this Agreement as provided above in this Section 9.9.

Section 9.10. Ranking of Obligations. The Company’s payment obligations under this Agreement and the Notes shall at all times rank pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness and senior to any mandatorily redeemable Preferred Stock issued by the Company.

Section 9.11. Maintenance of Status. The Company will remain a non-diversified, closed-end company registered with the SEC under the 1940 Act. The Company will also seek to achieve its investment objective by investing at least 80% of its Total Assets in securities of companies in the Midstream/Energy Sector.

SECTION 10.            NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Transactions with Affiliates. The Company will comply with the 1940 Act provisions, rules and regulations relating to transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate and such transactions shall be pursuant to the reasonable requirements of the Company’s business and upon terms fair and reasonable to the Company.

Section 10.2. Merger, Consolidation, Etc. The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; and

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

(b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

Section 10.3. Terrorism Sanctions Regulations. (a) The Company will not and will not permit any Subsidiary or Controlled Affiliate to (i) become a Blocked Person or (ii) engage in any dealings or transactions with any Blocked Person.

(b) The Company (i) shall not provide goods or services in any Iranian Sector and (ii) shall promptly notify the holders of Notes if it has been placed on a list (or has been notified that it may be placed on a list) by any state or Governmental Authority as a party providing goods or services in any Iranian Sector.

Section 10.4. Certain Other Restrictions. If the Rating Agency Guidelines require the Company to receive a prior written confirmation that certain actions would not impair the rating then assigned by the Rating Agency to a Senior Security, then the Company will not engage in such actions, unless it has received written confirmation from each such Rating Agency that such actions would not impair the rating then assigned by such Rating Agency.

(b) The Company will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, common shares or other shares of capital stock of the Company) upon any class of shares of capital stock of the Company or redeem, purchase or otherwise acquire any capital stock of the Company, unless, in every such case, immediately after such transaction, the 1940 Act Asset Coverage would be achieved after deducting the amount of such dividend, distribution, redemption price or purchase price, as the case may be; provided, however, that dividends may be declared upon, and the Company may redeem, purchase or otherwise acquire any Preferred Stock of the Company if the Notes and any other Senior Securities have an asset coverage (as determined in accordance with Section 18(h) of the 1940 Act as in effect on the date of Closing) of at least 200% at the time of declaration of dividends or the date of redemption or purchase, after deducting the amount of such dividend, redemption price or purchase price.

(c) A declaration of a dividend or other distribution on or purchase or redemption of any common or preferred shares of capital stock of the Company is prohibited (i) at any time that an Event of Default has occurred and is continuing or (ii) if after giving effect to such declaration, the Company would not satisfy the Basic Maintenance Test.

Section 10.5. No Subsidiaries. The Company will not at any time have any Subsidiaries other than such entities from time to time that may represent portfolio investments consistent with the Company’s investment objective and strategies (such entities being referred to as “Controlled Portfolio Entities”), which Controlled Portfolio Entities shall not be consolidated with the Company for the purposes of any covenants, agreements or other determinations hereunder.

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

Section 10.6. Secured Debt. The Company will not at any time permit the aggregate unpaid principal amount of all Indebtedness of the Company secured by Liens on any assets of the Company (“Secured Indebtedness”) to be outstanding for more than 60 days at a time without re-payment thereof and, in addition, will not permit Secured Indebtedness to exceed 5% of the Total Assets at the time of incurrence of any such Indebtedness, provided for purposes of this section, short sales, futures transactions and swap transactions effected in accordance with the 1940 Act and applicable interpretive guidance issued by the SEC will not be prohibited or restricted by this covenant.

SECTION 11.            EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal, Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Sections 7.1(d), 9.7, 9.8, 10.4(b), 10.4(c), 10.6 and any Additional Covenant incorporated herein pursuant to Section 9.9, and such default is not remedied within 30 days, provided, that in the case of any such default under Section 9.7, such 30-day period (the “Initial 30-Day Period”) shall be extended by an additional 10-day period (the “Extended 10-Day Period”) if the Company shall have given notice prior to the end of such Initial 30-Day Period of an optional prepayment of such principal amount of Notes pursuant to Section 8.2 and any other Senior Securities which, when consummated, shall be sufficient to cure such default); or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

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(f) (i) the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be) due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(g) the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against the Company and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j) KA Fund Advisors, LLC or one of its Affiliates is no longer the advisor of the Company; or

(k) if, pursuant to Section 18(a)(1)(c)(ii) of the 1940 Act, on the last day of each of twenty-four consecutive calendar months the Notes shall have an asset coverage of less than 100%; or

(l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

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(ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $35,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12.            REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the

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provision for payment of a Make-Whole Amount in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.         REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. Each Purchaser and each subsequent holder of the Notes severally acknowledges and agrees that any Notes received in connection with this Agreement will bear the legend set forth on Exhibit 13.1. The Company or its agent on the Company’s behalf shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company or its agent at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Notwithstanding anything to the contrary in this Section 13.2, no Notes shall be resold, transferred or otherwise disposed of unless such Notes are registered pursuant to the provisions of the Securities Act and any applicable state or foreign securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

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within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.            PAYMENTS ON NOTES.

Section 14.1. Place of Payment . Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of The Bank of New York Mellon located at 101 Barclay Street, 7E, New York, New York 10286. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company and the Paying Agent (which notice to the Paying Agent will be in accordance with Section 11(ii) of the Agency Agreement) in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3. Agency Agreement. The Company and the holders of the Notes agree that in addition to the other provisions of this Section 14, the Company can make optional prepayments on the Notes pursuant to Sections 8.2.1, 8.2.2 and 8.2.3 pursuant to the Agency Agreement substantially in the form of Exhibit 14.3 hereto or in such other form as is reasonably acceptable to the Company and the Required Holders. The Company shall deliver to the Paying Agent under the Agency Agreement copies of all notices and certificates under Sections 8.2.1, 8.2.2 and 8.2.3 delivered by the Company to any holder of Notes concurrently with the delivery thereof to such holder.

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SECTION 15.            EXPENSES, ETC.

Section 15.1. Transaction Expenses . Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,000. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.            SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.            AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may,

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without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2.            Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

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Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.            NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Executive Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.            REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

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SECTION 20.        CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20. A holder of a Note, by receipt of Confidential Information, hereby also agrees, not to directly or indirectly trade the Company’s common stock in violation of applicable law, rule or regulation.

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SECTION 21.        SUBSTITUTION OF PURCHASER.

Section 21.1. Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 21.2. Notwithstanding anything to the contrary herein, no Purchaser shall substitute any Affiliate as the purchaser of the Notes or make any other transfer of the Notes to any other transferee without the prior written consent of the Company, which will not be unreasonably withheld or delayed, if the source of funds to be used by a proposed Affiliate or transferee to purchase a Note is a source which qualifies under clause (c) or (g) of Section 6.2 hereof; provided, however, if such Affiliate or other transferee is able to make the representation set forth in Section 6.2(c) without making any disclosure to the Company in writing, the prior written consent of the Company to such substitution or transfer shall not be required.

SECTION 22.            MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made

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pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement and all Additional Covenants incorporated herein pursuant to Section 9.9 shall be deemed to be a part hereof.

The Notes are issued under and are subject to the terms and provisions of this Agreement and no other indenture of the Company.

Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

* * * * *

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

By	/s/ Terry A. Hart
Name:	Terry A. Hart
Title:	Chief Financial Officer

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC
as Investment Adviser

	By	/s/ Emeka O. Onukwugha
	Name:	Emeka O. Onukwugha
	Title:	Managing Director

C.M. LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC
as Investment Adviser

	By	/s/ Emeka O. Onukwugha
	Name:	Emeka O. Onukwugha
	Title:	Managing Director

MASSMUTUAL ASIA LIMITED

By:	Babson Capital Management LLC
as Investment Adviser

	By	/s/ Emeka O. Onukwugha
	Name:	Emeka O. Onukwugha
	Title:	Managing Director

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

ING USA ANNUITY AND LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
ING LIFE INSURANCE AND ANNUITY COMPANY

By:	ING Investment Management LLC, as Agent

	By:	/s/ Paul Aronson
	Name:	Paul Aronson
	Title:	Senior Vice President

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
CHARTIS SPECIALTY INSURANCE COMPANY

By:	AIG Asset Management (U.S.), LLC, as Investment Adviser

	By:	Gerald F. Herman
	Name:	Gerald F. Herman
	Title:	Vice President

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

SUN LIFE ASSURANCE COMPANY OF CANADA
Acting through its Bermuda Branch

By	/s/ Paul Sinclair
Name:	Paul Sinclair
Title:	Head of Private Debt
Private Fixed Income

By	/s/ David J. Fletcher
Name:	David J. Fletcher
Title:	Senior Director
Private Fixed Income

Kayne Anderson Midstream/Energy Fund, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

SUN LIFE ASSURANCE COMPANY OF CANADA
Acting through its U.S. Branch

By	/s/ Deborah J. Foss
Name:	Deborah J. Foss
Title:	Managing Director, Head of Private Debt Private Fixed Income

By	/s/ Ann C. King
Name:	Ann C. King
Title:	Assistant Vice President and Senior Counsel

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 P.O. Box 15189 Springfield, MA 01115-5189 Attention: Securities Investment Division	$12,750,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Kayne Anderson Midstream/Energy Fund, Inc., 4.00% Series C Senior Unsecured Notes due March 22, 2022, PPN 48661E A#5,” principal, premium or interest) to:

MassMutual Co-Owned Account

Citibank

New York, New York

ABA #021000089

Account No. 30510685

Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1754 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 200, Attention: Securities Custody and Collection Department.

Electronic delivery of financials and other information to: privateplacements@babsoncapital.com

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

DTTP No.: 13/M/63867/DTTP

SCHEDULE A

(to Note Purchase Agreement)

Deliver Notes to:

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, MA 01115-5184

Attention: Steven J. Katz, Esq.

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

C.M. LIFE INSURANCE COMPANY c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 P.O. Box 15189 Springfield, MA 01115-5189 Attention: Securities Investment Division	$1,500,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Kayne Anderson Midstream/Energy Fund, Inc., 4.00% Series C Senior Unsecured Notes due March 22, 2022, PPN 48661E A#5,” principal, premium or interest) to:

MassMutual Co-Owned Account

Citibank

New York, New York

ABA #021000089

Account No. 30510685

Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1754 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 200, Attention: Securities Custody and Collection Department.

Electronic delivery of financials and other information to: privateplacements@babsoncapital.com

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-1041383

DTTP No.: 13/C/65904/DTTP

Deliver Notes to:

C.M. Life Insurance Company

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, MA 01115-5184

Attention: Steven J. Katz, Esq.

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

MASSMUTUAL ASIA LIMITED c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 P.O. Box 15189 Springfield, Massachusetts 01115-5189 Attention: Securities Investment Division	$750,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Kayne Anderson Midstream/Energy Fund, Inc., 4.00% Series C Senior Unsecured Notes due March 22, 2022, PPN 48661E A#5,” principal, premium or interest) to:

Gerlach & Co.

c/o Citibank, N.A

ABA #021000089

Concentration Account 36112805

Attention: Judy Rock

FFC: MassMutual Asia 849195

Name of Security, PPN Number

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1803 or (413) 226-1754.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, and written confirmation of each such payment, to be addressed:

MassMutual Asia Limited

c/o Babson Capital Management LLC

1500 Main Street, Suite 200

P. O. Box 15189

Springfield, Massachusetts 01115-5189

Attention: Securities Custody and Collection Department

Electronic delivery of financials and other information to: privateplacements@babsoncapital.com

Corporate action notifications should be addressed:

Citigroup Global Securities Services

Attention: Corporate Action Department

3800 Citibank Center Tampa

Building B Floor 3

Tampa, Florida 33610-9122

Name of Nominee in which Notes are to be issued: Gerlach & Co.

Deliver Notes to:

Citibank NA

399 Park Avenue

Level B Vault

New York, New York 10022

For Account Number 849195

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

ING USA ANNUITY AND LIFE INSURANCE COMPANY c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements Fax Number: (770) 690-5342	$7,100,000

Payments

All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon

ABA #021000018

Account:	IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ING USA/Acct. 136373

Reference: Kayne Anderson Midstream/Energy Fund, Inc., 4.00% Series C Senior Unsecured Notes due March 22, 2022, PPN 48661E A#5

Each such wire transfer shall set forth the name of the issuer, the full title (including the coupon rate, issuance date and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

Notices

All notices with respect to payments and written confirmation of each such payment to be addressed:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Operations/Settlements

Fax Number: (770) 690-5316

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 41-0991508

Deliver Notes to:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

Ref: ING USA/Acct. 136373

With a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Lindy Freitag

Email: lindy.freitag@inginvestment.com

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

RELIASTAR LIFE INSURANCE COMPANY c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements Fax Number: (770) 690-5342	$6,300,000

Payments

All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon

ABA #021000018

Account:	IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: RLIC/Acct. 187035

Reference: Kayne Anderson Midstream/Energy Fund, Inc., 4.00% Series C Senior Unsecured Notes due March 22, 2022, PPN 48661E A#5

Each such wire transfer shall set forth the name of the issuer, the full title (including the coupon rate, issuance date and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

Notices

All notices with respect to payments and written confirmation of each such payment to be addressed:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Operations/Settlements

Fax Number: (770) 690-5316

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 41-0451140

Deliver Notes to:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

Ref: RLIC/Acct. 187035

With a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Lindy Freitag

Email: lindy.freitag@inginvestment.com

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements Fax Number: (770) 690-5342	$500,000

Payments

All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon

ABA #021000018

Account:	IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: RLNY/Acct. 187038

Reference: Kayne Anderson Midstream/Energy Fund, Inc., 4.00% Series C Senior Unsecured Notes due March 22, 2022, PPN 48661E A#5

Each such wire transfer shall set forth the name of the issuer, the full title (including the coupon rate, issuance date and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

Notices

All notices with respect to payments and written confirmation of each such payment to be addressed:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Operations/Settlements

Fax Number: (770) 690-5316

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 53-0242530

Deliver Notes to:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

Ref: RLNY/Acct. 187038

With a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Lindy Freitag

Email: lindy.freitag@inginvestment.com

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

ING LIFE INSURANCE AND ANNUITY COMPANY c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements Fax Number: (770) 690-5342	$1,100,000

Payments

All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon

ABA #021000018

Account:	IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ILIAC/Acct. 216101

Reference: Kayne Anderson Midstream/Energy Fund, Inc., 4.00% Series C Senior Unsecured Notes due March 22, 2022, PPN 48661E A#5

Each such wire transfer shall set forth the name of the issuer, the full title (including the coupon rate, issuance date and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

Notices

All notices with respect to payments and written confirmation of each such payment to be addressed:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Operations/Settlements

Fax Number: (770) 690-5316

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 71-0294708

Deliver Notes to:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

Ref: ILIAC/Acct. 216101

With a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Lindy Freitag

Email: lindy.freitag@inginvestment.com

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY c/o AIG Asset Management 2929 Allen Parkway, Suite A36-04 Houston, Texas 77019-2155 Attention: Private Placements - Portfolio Operations Fax Number: (713) 831-1072 OR Email: AIGGIGPVTPLACEMENTOPERATIONS@AIG.COM	$6,000,000

(1)	All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

The Bank of New York Mellon

ABA # 021-000-018

Account Number: GLA111566

For Further Credit to: VARIABLE ANNUITY LIFE INSURANCE CO.

Account No. 260735

Reference: PPN and Prin.: $    ; Int.: $

(2)	Payment notices, audit confirmations and related correspondence to:

The Variable Annuity Life Insurance Company (260735)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements - Portfolio Operations

Fax: (713) 831-1072 OR

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

(3)	Duplicate payment notices (only) to:

The Variable Annuity Life Insurance Company (260735)

c/o The Bank of New York Mellon

Attn: P & I Department

Fax: (718) 315-3076

(4)	* Compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements - Compliance

Email: complianceprivateplacements@aig.com

* Note: Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(5)	Note to be issued in the nominee name of: HARE & CO. as nominee for The Variable Annuity Life Insurance Company (Tax ID #: 13-6062916)

(6)	Tax I.D. Number for The Variable Annuity Life Insurance Company: 74-1625348

(7)	Physical Delivery Instructions:

The Bank of New York Mellon

One Wall Street – 3rd Floor / Window A

New York, N.Y. 10286

Attn: Sammy Yankanah, Phone: (212) 635-7077

Account Name: THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

Account Number: 260735

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

CHARTIS SPECIALTY INSURANCE COMPANY c/o AIG Asset Management 2929 Allen Parkway, Suite A36-04 Houston, Texas 77019-2155 Attention: Private Placements - Portfolio Operations Fax Number: (713) 831-1072 OR EMAIL: AIGGIGPVTPLACEMENTOPERATIONS@AIG.COM	$4,000,000

(1)	All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

Mellon Trust of New England

ABA # 011-001-234

DDA # 169064

For Further Credit to: CHARTIS SPECIALTY INS. CO.;

Account No: AGIF306D002

Reference: PPN and Prin.: $    ; Int.: $

(2)	Payment notices, audit confirmations and related correspondence to:

Chartis Specialty Insurance Company (AGIF306D002)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements - Portfolio Operations

Fax: (713) 831-1072 OR

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

(3)	Duplicate payment notices (only) to:

Chartis Specialty Insurance Company (AGIF306D002)

c/o Mellon Trust of New England

Fax: (412) 236-7797

(4)	* Compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements - Compliance

Email: complianceprivateplacements@aig.com

* Note: Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(5)	Note to be issued in the nominee name of: MAC & CO. as nominee for Chartis Specialty Insurance Company (Tax ID #: 25-1536944)

(6)	Tax I.D. Number for Chartis Specialty Insurance Company: 02-0309086

(7)	Physical Delivery Instructions:

Mellon Securities Trust Company

One Wall Street; 3rd Floor / Receive Window C

New York, N.Y. 10286

Attention: Mike Visone

Account Name: CHARTIS SPECIALTY INSURANCE COMPANY

Account Number: AGIF306D002

Contact: Scott Fath, Phone: (412) 234-6279

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

SUN LIFE ASSURANCE COMPANY OF CANADA c/o Sun Capital Advisers LLC One Sun Life Executive Park Wellesley Hills, MA 02481-5699 Attention: Investments/Private Fixed Income, SC1303	$7,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

Citibank, N.A.

ABA #021000089

Account No.: 36112805

For Further Credit

Account Name: SLOC Offshore Life Custody

Account No.: 850440

Ref: Kayne Anderson Midstream/Energy Fund, Inc., 4.00% Series C Senior Unsecured Notes due March 22, 2022, PPN 48661E A#5 and principal and interest split

Notices

All notices of routine payment on or in respect of the Notes and written confirmation of each such payment and any audit confirmation to:

Sun Life Financial

227 King Street South

Waterloo, ON N2J 4C5 Canada

Attention: Investments/Private Fixed Income - SC302D26

All other notices and communications, including notices of non-routine payments, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: N/A

Deliver Notes to:

Linda R. Guillette

Sun Capital Advisers LLC

One Sun Life Executive Park

SC1303

Wellesley Hills, MA 02481-5699

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

SUN LIFE ASSURANCE COMPANY OF CANADA c/o Sun Capital Advisers LLC One Sun Life Executive Park Wellesley Hills, MA 02481-5699 Attention: Investments/Private Fixed Income, SC1303	$3,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

Citibank, N.A.

ABA #021000089

Account No.: 36112805

For Further Credit

Account Name: Sun Life of Canada

Account No.: 199541

Ref: Kayne Anderson Midstream/Energy Fund, Inc., 4.00% Series C Senior Unsecured Notes due March 22, 2022, PPN 48661E A#5 and principal and interest split

Notices

All notices of routine payment on or in respect of the Notes and written confirmation of each such payment and any audit confirmation to:

Sun Life Financial

227 King Street South

Waterloo, ON N2J 4C5 Canada

Attention: Investments/Private Fixed Income - SC302D26

All other notices and communications, including notices of non-routine payments, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 38-1082080

Deliver Notes to:

Linda R. Guillette

Sun Capital Advisers LLC

One Sun Life Executive Park

SC1303

Wellesley Hills, MA 02481-5699

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Covenant” shall mean any covenant in respect of the financial condition or financial position of the Company, including, but not limited to, covenants that specify or require the maintenance of certain financial ratios applicable to the Company, and the default provision related thereto (regardless of whether such provision is labeled or otherwise characterized as a covenant or a default).

“Adjustment Period” shall mean, with respect to any calculation of the applicable interest rate in respect of the Notes, any period of time during which the Notes have a current rating of less than “A-” by Fitch or less than its equivalent by any other NRSRO.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agency Agreement” shall mean the Agency Agreement dated March 22, 2012 substantially in the form of Exhibit 14.3 hereto.

“Agency Discounted Value” means the quotient of the Market Value of an Eligible Asset divided by the applicable Rating Agency Discount Factor, provided that with respect to an Eligible Asset that is currently callable, Agency Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Agency Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

“Anti-Terrorism Order” means Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Basic Maintenance Test” as of any Valuation Date is the requirement to maintain Eligible Assets with an aggregate Agency Discounted Value equal to at least the basic maintenance amount required by each Rating Agency under its respective Rating Agency Guidelines, separately determined.

“Blocked Person” is defined in Section 5.16(b).

SCHEDULE B

(to Note Purchase Agreement)

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or Houston, Texas are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Kayne Anderson Midstream/Energy Fund, Inc., a Maryland corporation or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 20.

“Controlled Affiliate” means any Affiliate of the Company (other than any Subsidiary thereof) that the Company Controls. As used herein, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by The Bank of New York Mellon in New York, New York as its “base” or “prime” rate. The Default Rate shall be subject to Section 8.7.

“Disclosure Documents” is defined in Section 5.3.

“Electronic Delivery” is defined in Section 7.1(a).

“Eligible Assets” means Fitch Eligible Assets (if Fitch is then rating the Senior Securities) and/or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the Senior Securities), whichever is applicable.

“Energy Assets” means assets that are used in the energy sector, including assets used in exploring, developing, producing, generating, transporting, transmitting, storing, gathering, processing, refining, distributing, mining or marketing of natural gas, natural gas liquids, crude oil, refined products, coal or electricity.

“Energy Companies” means companies that own and operate Energy Assets or provide energy-related services. For purposes of this definition, this includes companies that (i) derive at least 50% of their revenues or operating income from operating Energy Assets or providing services for the operation of such Energy Assets or (ii) have Energy Assets that represent the majority of their assets.

“Energy Sector” shall mean activities to develop petroleum or natural gas resources or nuclear power in Iran, including, but not limited to, providing oil or liquefied natural gas tankers or products used to construct or maintain pipelines used to transport oil or liquefied natural gas for the energy sector in Iran.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Extended 10-Day Period” shall have the meaning set forth in Section 11(c) of this Agreement.

“Fitch” means Fitch Ratings and its successors at law.

“Fitch Discount Factor” means the discount factors set forth in the Fitch Guidelines for use in calculating the Agency Discounted Value of the Company’s assets in connection with Fitch’s ratings then assigned on the Senior Securities.

“Fitch Eligible Asset” means assets of the Company set forth in the Fitch Guidelines as eligible for inclusion in calculating the Agency Discounted Value of the Company’s assets in connection with Fitch’s ratings then assigned on the Senior Securities.

“Fitch Guidelines” mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch’s ratings then assigned on the Senior Securities.

“Foreign Activities Laws” is defined in Section 5.16(a).

“Form N-CSR” is defined in Section 7.1(b).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“General Partner MLPs” means Master Limited Partnerships whose assets consist of ownership interests of an affiliated Master Limited Partnership (which may include general partnership interests, incentive distribution rights, common units and subordinated units).

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Holder Forms” means any forms required to be filed by a holder of Notes pursuant to the 1940 Act or as required by the Federal Reserve Board.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Investment Grade” shall mean a rating of at least “BBB-” or higher by Fitch or its equivalent by any other NRSRO.

“Iran” means the Government of Iran and any agency or instrumentality of the Government of Iran.

“Iranian Sector” means the Energy Sector, the Military Sector and the banking and financial services sector of Iran.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.6.

“Market Value” means the market value of an asset of the Company determined as follows: Readily marketable portfolio securities listed on any exchange other than the NASDAQ are valued, except as indicated below, at the last sale price on the Business Day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the most recent bid and asked prices on such day. Securities admitted to trade on the NASDAQ are valued at the NASDAQ official closing price. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the Business Day as of which such value is being determined at the close of the exchange representing the principal market for such securities. Equity securities traded in the over-the-counter market, but excluding securities admitted to trading on the NASDAQ, are valued at the closing bid prices. Fixed income securities with a remaining maturity of 60 days or more are valued by the Company using a pricing service. When price quotations are not available, fair market value will be based on prices of comparable securities. Fixed income securities maturing within 60 days are valued on an amortized cost basis. For securities that are privately issued or illiquid, as well as any other portfolio security held by the Company for which, in the judgment of the Company’s investment adviser, reliable market quotations are not readily available, the pricing service does not provide a valuation, or provides a valuation that in the judgment of that investment adviser is stale or does not represent fair value, valuations will be determined in a manner that most fairly reflects fair value of the security on the valuation date under procedures adopted by the Board of Directors of the Company,

“Master Limited Partnerships” means limited partnerships and limited liability companies that are publicly traded and are treated as partnerships for federal income tax purposes.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement or the Notes.

“Midstream Assets” means assets used in energy logistics, including, but not limited to, assets used in transporting, storing, gathering, processing, distributing, or marketing of natural gas, natural gas liquids, crude oil or refined products.

“Midstream Companies” means companies, other than Midstream MLPs, that own and operate Midstream Assets. Such companies are not structured as Master Limited Partnerships and are taxed as corporations. For purposes of this definition, this includes companies that (i) derive at least 50% of their revenues or operating income from operating Midstream Assets or (ii) have Midstream Assets that represent the majority of their assets.

“Midstream/Energy Sector” consists of (a) Midstream MLPs, (b) Midstream Companies, (c) Other MLPs and (d) Other Energy Companies.

“Midstream MLPs” means MLPs that principally own and operate Midstream Assets. Midstream MLPs also include (a) MLPs that provide transportation and distribution services of energy related products through the ownership of marine transportation vessels, (b) General Partner MLPs whose assets consist of ownership interests of an affiliated Midstream MLP and (c) MLP Affiliates of Midstream MLPs.

“Military Sector” shall mean activities to supply, maintain or enhance any aspect of the Iranian military, including, but not limited to, the research and development of nuclear weapons.

“MLPs” means entities that are structured as Master Limited Partnerships and their affiliates and includes Midstream MLPs, Other MLPs and MLP Affiliates.

“MLP Affiliates” means affiliates of Master Limited Partnerships, substantially all of whose assets consist of i-units. MLP Affiliates are not treated as partnerships for federal income tax purposes.

“MRP Shares” means those certain Series B Mandatory Redeemable Preferred Shares issued pursuant to the 2012 Securities Purchase Agreement.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“1940 Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder and all exemptive relief, if any, obtained by the Company thereunder, as the same may be amended from time to time.

“1940 Act Asset Coverage” means asset coverage required by the 1940 Act Senior Notes Asset Coverage and by the 1940 Act Total Leverage Asset Coverage.

“1940 Act Senior Notes Asset Coverage” means, asset coverage as defined by Section 18(h) of the 1940 Act as in effect on the date of Closing of at least 300% with respect to Senior Securities, determined on the basis of values calculated as of a time within 48 hours next preceding that of such determination.

“1940 Act Total Leverage Asset Coverage” means, asset coverage as defined by Section 18(h) of the 1940 Act as in effect on the date of Closing of at least 200% with respect to Senior Securities and Preferred Stock, determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.

“Notes” is defined in Section 1.

“NRSRO” means a nationally recognized statistical ratings organization.

“OFAC” is defined in Section 5.16(a).

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Other Energy Companies” means Energy Companies, excluding MLPs and Midstream Companies.

“Other MLPs” consists of (a) upstream MLPs, (b) coal MLPs, (c) propane MLPs and (d) MLPs that operate other energy assets or provide energy-related services.

“Other Rating Agency” means each NRSRO, if any, other than Fitch then providing a rating for the Senior Securities.

“Other Rating Agency Discount Factor” means the discount factors set forth in the Other Rating Agency Guidelines of each Other Rating Agency for use in calculating the Agency Discounted Value of the Company’s assets in connection with the Other Rating Agency’s rating of Senior Securities.

“Other Rating Agency Eligible Assets” means assets of the Company set forth in the Other Rating Agency Guidelines of each Other Rating Agency as eligible for inclusion in calculating the Agency Discounted Value of the Company’s assets in connection with the Other Rating Agency’s rating of Senior Securities.

“Other Rating Agency Guidelines” mean the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency’s rating of Senior Securities.

“Paying Agent” shall mean the Paying Agent under the Agency Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Rating Agency” means each of Fitch (if Fitch is then rating Senior Securities) and any Other Rating Agency (if any Other Rating Agency is then rating Senior Securities).

“Rating Agency Discount Factor” means the Fitch Discount Factor (if Fitch is then rating Senior Securities) or an Other Rating Agency Rating Agency Discount Factor (if any Other Rating Agency is then rating Senior Securities), whichever is applicable.

“Rating Agency Guidelines” mean Fitch Guidelines (if Fitch is then rating Senior Securities) and any Other Rating Agency Guidelines (if any Other Rating Agency is then rating Senior Securities).

“Reference Agreement” is defined in Section 9.9.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“securities” or “security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Securities” means indebtedness for borrowed money of the Company including, without limitation, the Notes, bank borrowings and (without duplication) indebtedness of the Company within the meaning of Section 18 of the 1940 Act.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Total Assets” shall mean the aggregate amount of all assets of the Company determined in accordance with GAAP applicable to the Company.

“2012 Securities Purchase Agreement” means that certain Securities Purchase Agreement among the Company and the parties set forth in Schedule A thereto dated March 22, 2012.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Valuation Date” means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Company; provided, further, however, that such first Valuation Date shall be not more than one week from the date on which Notes initially are issued.

DISCLOSURE MATERIALS

1.	Investor Presentation of the Company’s Senior Notes and Preferred Stock Private Placement, dated February 2012 and Portfolio Information as of January 31, 2012.

SCHEDULE 5.3

(to Note Purchase Agreement)

FINANCIAL STATEMENTS

1.	The Company’s Annual Reports for the fiscal years ended November 30, 2011 and November 30, 2010.

SCHEDULE 5.5

(to Note Purchase Agreement)

EXISTING INDEBTEDNESS AS OF FEBRUARY 29, 2012

INSTRUMENT	OBLIGOR	OBLIGEE	PRINCIPAL AMOUNT OUTSTANDING	COLLATERAL
Revolving Credit Facility	Company	JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent, together with several other banks and financial institutions	$73,000,000	None

INSTRUMENT	OBLIGOR	OBLIGEE	PRINCIPAL AMOUNT OUTSTANDING	COLLATERAL
Senior Notes	Company	Parties in Schedule A Thereto	$55,000,000 Series A Notes $60,000,000 Series B Notes	None

In addition to the agreements evidencing or relating to the Indebtedness described above, the Articles Supplementary relating to the Series A Mandatory Redeemable Preferred Stock of the Company impose certain restrictions on the incurring of Indebtedness of the Company.

SCHEDULE 5.15

(to Note Purchase Agreement)

[FORM OF SERIES C NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

4.00% SERIES C SENIOR UNSECURED NOTE DUE MARCH 22, 2022

No. RC-[ ]	[Date	]
$[ ]	PPN 48661E A	#5

FOR VALUE RECEIVED, the undersigned, KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                                ] DOLLARS (or so much thereof as shall not have been prepaid) on March 22, 2022, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.00% per annum from the date hereof, payable semiannually, on the 3rd day of March and September in each year, commencing with the March or September next succeeding the date hereof, and at maturity, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate equal to the Default Rate.

In addition to any other amounts of interest payable hereunder, the interest rate applicable to this Note is subject to increase pursuant to and in accordance with the requirements of Section 8.7 of the Note Purchase Agreement (referred to below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at The Bank of New York Mellon in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of March 22, 2012 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have made the representations set forth in Section 6 of the Note Purchase Agreement and (ii) to have agreed to the confidentiality provisions set forth in

EXHIBIT 1

(to Note Purchase Agreement)

Section 20 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

By
Name:
Title:

E-1-A-2

FORM OF OPINION OF SPECIAL COUNSEL

TO THE COMPANY

[See Attached]

EXHIBIT 4.4(a)

(to Note Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

[See Attached]

EXHIBIT 4.4(b)

(to Note Purchase Agreement)

FORM OF LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

EXHIBIT 13.1

(to Note Purchase Agreement)

FORM OF AGENCY AGREEMENT

[See Attached]

EXHIBIT 14.3

(to Note Purchase Agreement)